UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2012
8
Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 NW 13th Street, Suite 300 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 314-3479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

During the period from January 11, 2012 to January 13, 2012 three persons who held shares of the Company’s Series A Preferred Stock converted such shares into an aggregate of 8.5 million shares of the Company’s Common Stock. Pursuant to agreements between such stockholders and the Company the conversions were effected at a rate of $.01 per share of Common Stock rather than the conversion rate of $.03 per share provided in the terms of the Series A preferred Stock. The shares of Common Stock were issued pursuant an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act for securities exchanged with existing securities exclusively where no commission or other remuneration is paid or give directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: January 18, 2012	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer